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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2006, relating to the financial statements of Crocs, Inc. appearing in the Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
May 24, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm